UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2007

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26866	95-4343413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

22026 20th Avenue S.E., Bothell, Washington   98021

(Address of principal executive offices)

(425) 487-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Amendment to Articles of Incorporation or Bylaws

On August 8, 2006, the Securities and Exchange Commission approved a new NASDAQ listing standard that requires listed companies to be eligible for participation in a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 by January 1, 2008. A direct registration program is a system for book-entry ownership of shares or other securities in which the securities are owned, recorded and transferred electronically without issuance of physical certificates evidencing the securities. The Board of Directors of Sonus Pharmaceuticals, Inc. (the “Company”) determined that, in order for the Company to be able to comply with the requirement to be eligible for the direct registration program, and in order to meet the new NASDAQ listing standards, it was necessary to amend the Company’s Amended and Restated Bylaws to provide authority to have uncertificated shares. Accordingly, the Board unanimously approved an amendment to Section 7.1 of the Company’s Amended and Restated Bylaws, effective December 4, 2007, to permit the issuance of uncertificated securities (the “Amendment”).

The foregoing description of the Amendment is not intended to be complete, and is qualified in its entirety by reference to the full text of the Certificate of Amendment of Bylaws of the Company, included as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	Certificate of Amendment of Bylaws of Sonus Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: December 6, 2007	By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.2	Certificate of Amendment of Bylaws of Sonus Pharmaceuticals, Inc.